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                                                                EXHIBIT g.(vii)

                         THE HARTFORD MUTUAL FUNDS, INC.
April 29, 2001

State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105

Re: The Hartford Mutual Funds, Inc.

Ladies and Gentlemen:

This is to advise you that The Hartford Mutual Funds, Inc. (the "Fund") has established five new series of shares to be known as The Hartford Focus Fund, The Hartford International Capital Appreciation Fund, The Hartford International Small Company Fund, The Hartford MidCap Value Fund and The Hartford Value Fund, respectively. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated as of July 15, 1996, as amended, between the Fund (formerly known as ITT Hartford Mutual Funds, Inc.) and State Street Bank and Trust Company, the Fund hereby requests that your bank act as Custodian for the aforementioned series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                  THE HARTFORD MUTUAL FUNDS, INC.
                                  on behalf of:
                                  The Hartford Focus Fund
                                  The Hartford International Capital
                                   Appreciation Fund
                                  The Hartford International Small Company Fund The Hartford MidCap Value Fund
                                  The Hartford Value Fund

                                  By:     /s/ David M. Znamierowski
                                         -----------------------------------
                                  Name:  David M. Znamierowski
                                         -----------------------------------
                                  Title: President, Duly Authorized
                                         -----------------------------------

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:     /s/ Kenneth A. Bergeron
       ---------------------------------
Name:  Kenneth A. Bergeron
       ---------------------------------
Title: Sr. V.P., Duly Authorized
       ---------------------------------

Effective Date: April 30, 2001